SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

RTW, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 11, 2003

       The Annual Meeting of the Shareholders of RTW, Inc. will be held on December 11, 2003, at 3:30 P.M. (Central Standard Time) at the Hotel Sofitel, 5601 West 78th Street, Bloomington, MN 55439, for the following purposes:

1.	To elect three directors to hold office for a term of three years or until their successors are elected.

2.	To act on the proposal to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for 2003.

3.	To amend the RTW, Inc. 1995 Employee Stock Purchase Plan to increase by 50,000 the number of shares authorized under the plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Accompanying this Notice of Annual Meeting of Shareholders is a Proxy Statement, Form of Proxy and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2002.

      All shareholders are invited to attend, although only those shareholders of record at the close of business on October 30, 2003, will be entitled to notice of and to vote at the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at this meeting.

By Order of the Board of Directors

-s- Jeffrey B. Murphy
Jeffrey B. Murphy, Secretary

Bloomington, Minnesota

October 31, 2003

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROXY STATEMENT

      This Proxy Statement is furnished to the shareholders of RTW, Inc. (“RTW” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on December 11, 2003 or any adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

      Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company’s principal offices are located at 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437, and its telephone number is (952) 893-0403. The mailing of this proxy statement to shareholders of the Company commenced on or about November 7, 2003.

      A total of 5,122,267 shares of common stock, no par value, will be entitled to vote at the meeting. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on October 30, 2003 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

      Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

AND MANAGEMENT

      The following table includes information as of October 1, 2003 concerning the beneficial ownership of common stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each Named Executive Officer (as defined below under Executive Compensation and Other Information), (iii) each current director of the Company, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

			Acquirable
	Common		within	Shares held		Percentage
Name	Stock		60 days(1)	by ESOP	Total	Owned

David C. Prosser	832,833	(2)	42,500	—	875,833	16.9%
20645 Radisson Road
Shorewood, MN 55331
Federated Investors, Inc.	538,050	(3)	—	—	538,050	10.5%
140 East 45th Street, 43rd Floor
New York, NY 10017
John W. Prosser	417,817	(4)	3,333	—	421,150	8.2%
6358 Oxbow Bend
Chanhassen, MN 55317
Dimensional Fund Advisors, Inc.	412,100	(5)	—	—	412,100	8.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Pamela Prosser Snyder	265,060	(6)	—	—	265,060	5.2%
10515 South Shore Drive
Plymouth, MN 55441
J. Alexander Fjelstad	50,121	(7)	47,500	—	97,621	1.9%
Alfred L. LaTendresse	24,759	(8)	47,500	—	72,259	1.4%
Vina L. Marquart	64,225		3,333	—	67,558	1.3%
Jeffrey B. Murphy	11,448		53,123	295	64,866	1.3%
Patricia M. Sheveland	1,157		24,634	2,737	28,258	*
William J. Deters	4,700		3,333	—	8,033	*
Gregory D. Koschinska	2,500		5,000	—	7,500	*
John O. Goodwyne	500		5,000	—	5,500	*
All Executive Officers and Directors as a Group (11 persons)	1,410,738	(2)(7)(8)	246,136	3,062	1,659,936	30.9%

*	Indicates ownership of less than one percent.

(1)	Includes options to purchase shares that are or will become exercisable within 60 days of October 1, 2003.

(2)	Includes 25,970 shares owned by the David C. and Margaret F. Prosser Foundation of which Mr. Prosser is President and for which he serves as trustee and 172,807 shares held jointly by Mr. Prosser with his wife. Also includes 9,889 shares held by the David C. Prosser 1995 Unitrust, 20,701 shares held by the David C. Prosser 1996 Unitrust, and 80,441 shares held by the David C. Prosser 1997 Unitrust. Mr. Prosser’s daughter, Pamela Prosser Snyder, is the trustee of each of the above-mentioned Unitrusts.

(3)	Based on a Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission.

(4)	Includes (i) 31,725 shares owned by Polly Jane Wolner Children’s Trust and (ii) 5,775 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser disclaims any beneficial ownership for shares held by these trusts.

(5)	Based on a Schedule 13G dated February 12, 2003 filed with the Securities and Exchange Commission.

(6)	Includes (i) 11,114 shares held in trust for Thomas C. Prosser’s four children, (ii) 54,000 shares held by the Pamela Prosser Snyder Irrevocable Trust, (iii) 9,889 shares held by the David C. Prosser 1995 Unitrust, 20,701 shares held by the David C. Prosser 1996 Unitrust, and 80,441 shares held by the David C. Prosser 1997 Unitrust for which Ms. Snyder is the trustee.

(7)	Includes 9,990 shares held by irrevocable trusts for the benefit of Mr. Fjelstad’s minor children, with respect to which Mr. Fjelstad disclaims beneficial ownership.

(8)	Includes 11,500 shares owned by Mr. LaTendresse’s wife and 5,250 shares held by irrevocable trusts for Mr. LaTendresse’s children, with respect to which Mr. LaTendresse disclaims beneficial ownership.

PROPOSAL ONE — ELECTION OF DIRECTORS

      The Company’s Amended Articles of Incorporation require the Company to be managed by or under the direction of a Board of Directors (“Board”) of not less than three or more than twelve directors, with the actual number of directors determined by the Board. The Board has resolved to have eight directors. Directors are elected at the Annual Meeting of Shareholders, except that vacancies on the Board of Directors between Annual Meetings and newly created directorships can be filled by vote of a majority of the directors then in office. Pursuant to the terms of the Company’s Amended Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class are elected for a term of three years.

      Three directors will be elected at the Annual Meeting to serve until the 2006 Annual Meeting of Shareholders. These directors will remain in office through their stated terms or until their successors are elected or they resign. The Board of Directors has nominated for election the persons named below, each of whom is currently a director of the Company. It is intended that proxies will be voted for the named nominees. Information about the nominees and directors filling unexpired terms and not standing for re-election is set forth below. Unless otherwise indicated, each nominee and each continuing director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised that they will vote for the election of such substitute nominees as the Board of Directors may propose.

	Principal Occupation	Director	Year Current
Name and Age	and Other Directorships	Since	Term Expires

Nominees proposed for election for terms expiring in 2006:
David C. Prosser (79)	Chairman of the Board, Former President and Chief Executive Officer of the Company from its formation in 1983 until January 1998.	1983	2003
J. Alexander Fjelstad (52)	Director of the Company; President and Chief Executive Officer of RTW, Inc. since December 2001. Former President and Chief Executive Officer of Headwater Systems, a manufacturer of radio frequency identification devices, from March 1999 to December 2001. Prior to that time, Mr. Fjelstad was employed by RTW, Inc. from 1989 to 1998. During that time, Mr. Fjelstad served as a Vice President from 1989 to 1993, served as Chief Operating Officer from 1993 to 1996 and became Chief Operating Officer of Marketing and Underwriting in 1996 through his departure in 1998. Mr. Fjelstad was a Director of the Company from 1989 to February 1999. He is a member of the Chartered Property and Casualty Underwriters and the American Institute for Property and Liability Underwriters.	2001	2003
John O. Goodwyne (64)	Director of the Company; Owner and President since 1974 of J N Johnson Sales & Service Inc., a local contractor for fire protection systems and distributor of fire extinguishers, as well as owner and President since 1982 of Low Voltage Contractors Inc., a leading local contractor for installation and service of fire alarm, security and nurse call systems.	2001	2003

	Principal Occupation	Director	Year Current
Name and Age	and Other Directorships	Since	Term Expires

Directors serving unexpired terms:
Gregory D. Koschinska (58)	Director of the Company; Retired Partner from Larson, Allen, Weishair & Co., a regional Public Accounting and consulting firm. Mr. Koschinska also serves on the advisory board for two entrepreneurial companies, and is an Executive Fellow for the University of St. Thomas Graduate School of Business. Mr. Koschinska is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.	2001	2004
Vina L. Marquart (52)	Directory of the Company; Public Health Nurse for Carver County, Minnesota; Ms. Marquart was Employed by the Company from 1983 to March 2002. Ms. Marquart joined the Company as a Nurse Case Manager. Most recently, Ms. Marquart was the Vice President of Human Resources from February 2000 until March 2002. Prior to that time, she held various management positions within the Company including Operations Manager, General Manager of the Minnesota office and National Director of Case and Claims Management.	2002	2004
Alfred L. LaTendresse (54)	Director of the Company; Executive Vice President and President of the Company’s insurance subsidiary. Former Chief Operations Officer and Chief Financial Officer for Headwater Systems from June 1999 to December 2001. Prior to that time, Mr. LaTendresse was employed by RTW, Inc. from 1989 to 1998. During his previous tenure at RTW, Mr. LaTendresse served as Chief Financial Officer, Secretary and Treasurer through his departure in December 1998. Mr. LaTendresse also served as a Director of the Company from July 1993 until January 1995. Mr. LaTendresse is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.	2001	2005
William J. Deters (66)	Director of the Company; Mr. Deters is currently a director for four entrepreneurial companies and an executive coach. Mr. Deters founded Apartment Search Inc. and served as its President and Chief Executive Officer from March 1986 through its sale to Times Mirror in December 1996. He also served as Vice Chairman to Apartment Search Inc. in its transition to Times Mirror from December 1996 to December 1997. Prior to that time, Mr. Deters also founded or co-founded and served in executive capacities for several companies including North Atlantic Technologies, Inc. and Great Places, Inc.	2002	2005
John W. Prosser (40)	Director of the Company and employee since October 2003; Owner and President of Automotive Concepts, Inc. since 1988.	2002	2005

      The Board of Directors met seven times during 2002. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he or she served. During 2002, the Board maintained both Audit and Compensation Committees. Information about these committees is contained in the committee reports contained elsewhere in this proxy statement.

      The Compensation Committee, comprised of Messrs. Goodwyne, Koschinska and Deters met four times during 2002. The Compensation Committee is responsible for management of compensation matters, including recommendations to the Board of Directors on compensation arrangements for officers and incentive compensation for employees of the Company.

      The Company does not have a nominating committee. However, the Company’s Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by the shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee’s eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person will not be eligible for election as a director.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ending December 31, 2002, 2001, and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to David C. Prosser, the Company’s Chairman of the Board, to J. Alexander Fjelstad, the Company’s President and Chief Executive Officer, and to each of three other most highly compensated executive officers of the Company in office at the end of fiscal year 2002 whose total cash compensation exceeded $100,000 during fiscal year 2001 (together with Mr. Prosser and Mr. Fjelstad, the “Named Executive Officers”) in all capacities in which they served:

Summary Compensation Table

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options(#)	Compensation(2)

David C. Prosser	2002	$262,500	$—	100,000	$—
Chairman of the Board	2001	—	—	2,500	—
	2000	275,000	—	—	—
J. Alexander Fjelstad	2002	275,000	—	—	5,500
President and Chief Executive Officer	2001	13,750	—	100,000	—
	2000	—	—	—	—
Alfred L. LaTendresse	2002	201,200	30,000	—	5,500
Executive Vice President	2001	10,000	—	100,000	—
	2000	—	—	—	—
Jeffrey B. Murphy	2002	169,724	—	—	5,092
Chief Financial Officer, Secretary and	2001	159,750	16,000	25,000	5,100
Treasurer	2000	148,000	4,252	20,000	2,284
Patricia M. Sheveland	2002	145,350	—	7,500	—
Vice President Case and Claims	2001	147,680	31,892	7,500	3,192
Management	2000	121,588	59,184	2,500	1,410

(1)	Bonuses for 2002 include (i) $30,000 in a “start bonus” pad to Mr. LaTendresse.

Bonuses for 2001 include (i) $16,000 in a discretionary bonus paid to Mr. Murphy and (ii) $31,892 paid to Ms. Sheveland under the Company’s 2000 Gain Sharing Program.

Bonuses for 2000 include $4,252 and $59,184 paid to Mr. Murphy and Ms. Sheveland respectively, under the Company’s 2000 Gain Sharing Program.

(2)	All other compensation for 2002 includes matching 401(k) contributions of $5,500, $5,500 and $5,092 for Mr. Fjelstad, Mr. LaTendresse and Mr. Murphy, respectively.

All other compensation for 2001 includes matching 401(k) contributions of $5,100 and $3,192 for Mr. Murphy and Ms. Sheveland, respectively.

All other compensation for 2000 includes matching 401(k) contributions of $2,284 and $1,410 for Mr. Murphy and Ms. Sheveland, respectively.

Stock Options

      The following table summarizes all option grants under the Company’s 1994 Stock Plan made during the fiscal year ended December 31, 2002 to the Named Executive Officers:

Option Grants in 2002

					Potential Realizable
					Value at Assumed
	Individual Grants				Annual Rates of Stock
					Price Appreciation for
		% of Total			Option Term(1)
	Options	Options	Exercise	Expiration
Name	Granted	Granted	Price	Date	5%	10%

David C. Prosser	100,000	72.5%	$2.42	2/6/2007	$152,192	385,686
Patricia M. Sheveland	7,500	5.4%	2.60	4/24/2012	12,263	31,078

(1)	Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

      The following table summarizes option exercises during the fiscal year ended December 31, 2002 by the Named Executive Officers, and the value of their unexercised options at December 31, 2002:

Aggregated Option Exercises

and Option Values at December 31, 2002

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			December 31, 2002		December 31, 2002(1)
	Shares
	Acquired on	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name and Principal Position	Exercise(#)	Realized	Shares	Shares	Shares	Shares

David C. Prosser	—	—	42,500	60,000	—	—
J. Alexander Fjelstad III	—	—	40,000	60,000	—	—
Alfred L. LaTendresse	—	—	40,000	60,000	—	—
Jeffrey B. Murphy	—	—	37,290	16,667	—	—
Patricia M. Sheveland	—	—	16,581	5,833	—	—

(1)	Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2002 and the exercise price of the options. Fair market value was determined based on a per share price of $1.68, which is the closing price for the Company’s common stock on December 31, 2002, the last trading day in the Company’s fiscal year.

     Employment and Severance Agreements.

      The Company does not have written employment agreements with its officers other than Mr. Prosser, the Chairman of the Board, Mr. Fjelstad, the President and Chief Executive Officer and Mr. LaTendresse, the Company’s Executive Vice President. The Company entered into one-year employment agreements with each of these officers beginning December 13, 2001 providing each with a base salary, subject to review annually for increase by the Board of Directors. In March 2003, these agreements were extended on existing terms to March 31, 2004. Mr. Prosser receives a $250,000 salary that includes $30,000 for his services as Chairman of the Board and $220,000 in base salary. Mr. Fjelstad receives a base salary of $275,000 and Mr. LaTendresse a base salary of $200,000. In addition to base salary, each is eligible for bonuses and expense reimbursements. The Company also provides these individuals with health, dental, life and disability insurance consistent with that provided to other officers and employees. Additionally, Mr. Fjelstad and Mr. LaTendresse were each granted 100,000 non-qualified options at $1.98 per share on December 13, 2001. Mr. Prosser was granted 100,000 non-qualified options on February 6, 2002 at $1.42 per share.

      The Company adopted the RTW, Inc. Senior Management Change in Control Severance Pay Plan under which officers of the Company will be entitled to receive a payment equal to nine months salary plus unpaid bonuses, insurance benefits and outplacement counseling costs if, within twelve months of a change in control, the officer’s employment is terminated without cause or the officer terminates employment for good reason. Good reason is defined in the plan to include any adverse change in a participant’s status or position as a senior management employee of the Company, a reduction in base salary, or failure to continue any material benefit plan.

Board Compensation Committee Report

      This is a report of the Compensation Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

      The Board of Directors has established a Compensation Committee (“Compensation Committee”) comprised of John O. Goodwyne (Chair), Gregory D. Koschinska and William J. Deters. Each of the members of this Committee is an independent director as defined by the Nasdaq National Market listing standards.

      The Compensation Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s compensation programs.

      The Compensation Committee met four times in 2002 and met four times in 2003 through October 31, 2003. During these meetings, the Committee reviewed and discussed the compensation programs for executives and employees of the Company.

     Compensation Philosophy.

      The philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company’s annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     Base Salary.

      Executive base salary is reviewed annually and adjustments, if any, are based upon levels of responsibility, experience, external pay practices and the rate of inflation. The compensation of the Company’s Named Executive Officers, except for the President and Chief Executive Officer and the Executive Vice President, were increased in 2002 to adjust salary to market rates and to reflect adjustments for inflation. No salary adjustments were made to date in 2003.

     Cash Bonuses.

      Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company’s overall performance. The Company had incentive bonus programs in effect during 2001 and 2002 under which all employees, including executive officers, were eligible for a “gain sharing program” bonus based on the Company’s achievement of certain income levels. No bonuses were paid to the Named Executive Officers for 2001 under the 2001 program, however, bonuses were paid to the executive officers in 2003 under the 2002 program. In addition, the Company’s Board of Directors has, in the past, paid discretionary bonuses based on the previous year’s operating results. No discretionary bonuses were paid to the Named Executive Officers in 2002 based on the results of the year ended December 31, 2001, or in 2003 based on the results of the year ended December 31, 2002.

     Stock Options.

      The executive officers of the Company are eligible to participate in the Company’s 1994 Stock Plan. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders’ interests in enhancing shareholder value. The Compensation Committee granted the options listed in the Summary Compensation Table to bring the ownership levels of members of management to a level that the Company believes appropriate given their responsibilities in the Company.

     Chief Executive Officer Compensation.

      The Company entered into a one-year Employment Agreement with Mr. Fjelstad in December 2001 and extended that contract through March 31, 2004 in March 2003. The terms of this agreement are described elsewhere in this proxy statement in the section entitled “Employment and Severance Agreements”.

     Board Action.

      All recommendations of the Compensation Committee have been or are subject to Board of Director approval.

Submitted by the Compensation Committee of the Board of Directors

JOHN O. GOODWYNE        GREGORY D. KOSCHINSKA        WILLIAM J. DETERS

Board Audit Committee Report

      This is a report of the Audit Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

      The Board of Directors has established an Audit Committee (“Audit Committee”) comprised of Gregory D. Koschinska (Chair), John O. Goodwyne and William J. Deters. The Audit Committee operates under an Audit Charter, adopted effective June 7, 2000. Each of the members of this Committee is an independent director as defined by the Nasdaq National Market listing standards.

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.

      The Audit Committee met six times in 2002 and met four times in 2003 through October 31, 2003. During these meetings, the Committee reviewed and discussed the consolidated audited financial statements with management and Ernst & Young LLP, the Company’s independent accountants. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Ernst & Young LLP provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Ernst & Young LLP. Based on the discussions with management and Ernst & Young LLP, the Committee’s review of the representations of management and the report of Ernst & Young LLP, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

      On September 12, 2002, Deloitte & Touche LLP (“D&T”) resigned as the independent certified public accountants for RTW, Inc. (the “Company”). D&T concurrently indicated that the Company’s assigned Audit Partner had terminated his employment with D&T and that the Company no longer fit its client profile.

      D&T’s reports on the Company’s financial statements for the year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and the subsequent interim period preceding the resignation of D&T, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report for such periods.

Audit Fees

      The aggregate fees to the Company for Ernst & Young LLP for professional services rendered for the audit of the Company’s financial statements for fiscal 2002 and 2001 and the reviews of the financial statements included in the Company Forms 10-Q for 2002 were $258,000.

All Other Fees

      Other than audit fees, the aggregate fees billed to the Company by Ernst & Young LLP for fiscal 2002, none of which were financial information systems design and implementation fees, were $23,935. The Audit Committee of the Board of Directors determined that the services performed by Ernst & Young LLP other than audit services are not incompatible with Ernst & Young LLP maintaining its independence.

Submitted by the Audit Committee of the Board of Directors

GREGORY D. KOSCHINSKA        JOHN O. GOODWYNE        WILLIAM J. DETERS

Performance Graph

      The following graph compares the cumulative total shareholder return on the common stock of the Company since December 31, 1998 through August 29, 2003 with the cumulative total return of The Nasdaq Stock Market and the Nasdaq Insurance Stocks over the same period (assuming the investment of $100 in each on December 31, 1998, and the reinvestment of all dividends).

	Period Ending

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	8/29/03

RTW, Inc.	100	90	66	18	13	29
The Nasdaq Stock Market	100	185	112	89	61	83
Nasdaq Insurance Stocks	100	78	97	104	105	120

Compensation of Directors

      Non-employee directors received $500 for attendance at board meetings and $300 for attendance at committee meetings in 2002. In addition to the meeting fees, each non-employee director receives a $1,500 quarterly retainer for services rendered. In May 2002, non-employee directors Gregory D. Koschinska, John O. Goodwyne, William J. Deters, John W. Prosser and Vina L. Marquart were each granted options to purchase 2,500 shares of Common Stock under the 1994 Stock Plan, exercisable at $2.20, the closing price on the date of grant, vesting in equal increments over a period of three years and expiring in May 2012. These same directors were further granted options to purchase 2,500 shares of Common Stock under the 1994 Stock Plan in May 2003, exercisable at $3.13, the closing price on the date of grant, vesting immediately upon grant and expiring in May 2013. Directors who are employees of the Company receive no additional compensation for serving as directors.

Employment Agreements

      The terms of certain employment agreements are described elsewhere in this proxy statement in the section entitled “Employment and Severance Agreements”.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, all insiders of the Company filed all reports in a timely manner.

ANNUAL REPORT

      An Annual Report of the Company setting forth the Company’s activities and containing consolidated financial statements of the Company for the fiscal year ended December 31, 2002 accompanies this Notice of Annual Meeting and proxy solicitation material.

PROPOSAL TWO — APPROVAL OF INDEPENDENT AUDITORS

      Ernst & Young LLP served as independent accountants for the Company for the fiscal year ended December 31, 2002. Ernst & Young LLP has been reappointed by the Board of Directors to serve as the Company’s independent auditors for the fiscal years ending December 31, 2003 and December 31, 2004. Although shareholder approval is not required, the Board of Directors is requesting shareholder ratification of the appointment of Ernst & Young LLP.

      A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends that the shareholders vote “for” the proposal to approve the reappointment of Ernst & Young LLP and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Ernst & Young LLP is not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

      The Board of Directors recommends the reappointment of Ernst & Young LLP as the Company’s independent auditors.

PROPOSAL THREE — APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE

STOCK PURCHASE PLAN TO INCREASE THE SHARES AUTHORIZED UNDER THE PLAN

General Information

      In 1995, the Board of Directors of the Company adopted the RTW, Inc. 1995 Employee Stock Purchase Plan (the “Purchase Plan”) and authorized the issuance, as amended in 1998, of 100,000 shares under the Plan (as adjusted for subsequent stock splits). Under the terms of the Purchase Plan, all employees of the Company are eligible to participate, other than employees who have been with the Company less than two weeks and employees who own five percent (5%) or more of the Company’s common stock.

      Eligible employees elect to participate in the Purchase Plan through payroll deductions limited to 10% of a participant’s base pay for each phase, typically one year, of the Purchase Plan. Any employee of the Company who has completed at least two weeks of service prior to the “Commencement Date” of a phase of the Purchase Plan is eligible to participate. As of each Commencement Date of a phase, any eligible employee who elects to participate is granted an option for as many full shares as he or she will be able to purchase through the payroll deduction procedure. The option price for employees who participate is the lower of (i) 85% of the fair market value of the shares on the Commencement Date of the phase, or (ii) 85% of the fair market value of the shares on the “Termination Date” of the phase, which is approximately one year after the Commencement Date. Exercise of the option occurs automatically on the Termination Date of the phase of the Purchase Plan, unless a participant has given written notice prior to such date as to an election not to exercise.

      The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1954. If the Purchase Plan so qualifies, employees exercising options would not have a taxable transaction on exercise. In order for the employee participants to have such qualified tax treatment, this amendment to the Purchase Plan must be approved by the Company’s shareholders.

      The Company believes that the participation by employees in the Purchase Plan increases employee ownership in the Company and has provided an incentive to the Company’s employees to align their interest with those of the Company’s shareholders.

Amendment to the Purchase Plan

      As of October 1, 2003, the Company has issued 94,335 shares under the Plan and has options outstanding to purchase approximately 20,300 additional shares in the current phase for which the Termination Date is April 15, 2004. The Board of Directors has approved an increase of 50,000 shares in the Plan and recommends shareholder approval of this amendment.

Registration with SEC

      The Company has filed a Registration Statement covering the offering of the shares under the 1995 Employee Stock Purchase Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Three is adopted, the Company intends to file a similar Registration Statement covering the 50,000 additional shares available for issuance under the 1995 Employee Stock Purchase Plan.

Vote Required

      Shareholder approval of the amendments to the 1995 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AS SET FORTH IN PROPOSAL THREE.

SHAREHOLDER PROPOSALS

      Securities and Exchange Commission (“SEC”) Rule 14a-8 permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement if the proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the SEC proxy rules. RTW intends to hold its 2004 Annual Meeting of Shareholders on or about May 19, 2004, and expects to mail proxy materials for that meeting on or about April 14, 2004. Under SEC Rule 14a-8, shareholder proposals to be included in the RTW proxy statement for that meeting must be received by RTW on or before December 16, 2003.

      For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 1, 2004 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on March 1, 2004.

OTHER MATTERS

      The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      Shareholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K, including amendments, financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: RTW, Inc., P.O. Box 390327, Bloomington, Minnesota 55439, Attention: Investor Relations, or by calling the Company at (952) 893-3740.

By the Order of the Board of Directors

-s- Jeffrey B. Murphy
Jeffrey B. Murphy, Secretary

RTW, Inc.

ANNUAL MEETING OF SHAREHOLDERS

December 11, 2003
3:30 PM

Hotel Sofitel
5601 West 78th Street
Bloomington, Minnesota 55439

RTW, Inc. 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437	proxy

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

The undersigned hereby appoints David C. Prosser and Jeffrey B. Murphy, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of RTW, Inc. of record in the name of the undersigned at the close of business on October 30, 2003, at the Annual Meeting of Shareholders to be held on December 11, 2003, or at any adjournment or adjournments, hereby revoking all former proxies.

See reverse for voting instructions.

    Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	ELECTION OF DIRECTORS:	01 David C. Prosser (three-year term)	03 John O. Goodwyne (three-year term)
02 J. Alexander Fjelstad (three-year term)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR YEAR ENDING DECEMBER 31, 2003:

3.	APPROVAL OF AN AMENDMENT TO INCREASE BY 50,000 THE SHARES AUTHORIZED UNDER THE RTW, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN:

4.	IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

☐	For	☐	Against	☐	Abstain
☐	For	☐	Against	☐	Abstain

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL 1 AND PROPOSAL 2 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSALS IF THERE ARE NO SPECIFICATIONS.

Address Change? Mark Box
Indicate changes below: ☐

Date___________________________________

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.